Exhibit 99.5
INDEX TO PRO FORMA FINANCIAL STATEMENTS

NorthStar Healthcare Income, Inc. and Subsidiaries Unaudited Pro Forma Condensed Consolidated Financial Information	2
NorthStar Healthcare Income, Inc. and Subsidiaries Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2014	3
NorthStar Healthcare Income, Inc. and Subsidiaries Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2013 NorthStar Healthcare Income, Inc. and Subsidiaries Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014	4 5
NorthStar Healthcare Income, Inc. and Subsidiaries Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	6

NORTHSTAR HEALTHCARE INCOME, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2014 is presented as if NorthStar Healthcare Income, Inc. ( the “Company”) acquired an equity interest in the healthcare real estate portfolio (the “Portfolio”) formerly held by Griffin-American Healthcare REIT II, Inc. (“Griffin-American”) following completion of the previously announced merger (the "Merger") of Griffin-American with and into a subsidiary of NorthStar Realty Finance Corp. (the "NorthStar Realty"), on September 30, 2014.

The following unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2014 and year ended December 31, 2013 are presented as if the following occurred on January 1, 2013: (i) the Company acquired the Portfolio Interest for $188.0 million in cash, inclusive of its pro rata share of associated transaction costs, through a joint venture with NorthStar Realty that is structured as a Delaware general partnership (the “Partnership”). The Company's investment in the Portfolio is at NorthStar Realty’s cost basis and represents approximately 14% (the "Portfolio Interest"); (ii) the Company acquired a 570-unit portfolio of four senior living facilities located in Long Island, New York (the “Arbors Portfolio”) for a purchase price of $125.0 million, plus closing costs; (iii) the Company acquired an independent living facility comprised of 125-units located in Milford, Ohio (“Pinebrook LLC”); and (iv) the Company acquired an equity investment in a $1.05 billion healthcare real estate portfolio comprised of over 8,500 beds across 38 senior housing and 42 skilled nursing facilities (“Formation Portfolio”).

The allocation of the purchase price of the Portfolio Interest reflected in these unaudited pro forma condensed consolidated financial statements has been based upon preliminary estimates of the fair value of assets acquired. A final determination of the fair value of the acquired assets will be based on the valuation of the tangible and intangible assets and liabilities of the Portfolio that exist, if any, as of the date of the acquisition.  Consequently, the preliminary amounts allocated to tangible assets could change significantly from those used in the pro forma condensed consolidated financial statements presented and could result in a material change in depreciation and amortization of tangible assets. The fair value is a preliminary estimate and may be adjusted within one year of the acquisition in accordance with accounting principles accepted in the United States (“U.S. GAAP”). In addition, adjustments have been recorded to reflect cash provided by the Company’s offering proceeds, net of offering costs, through the date of the acquisition.
This unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2014 and are not necessarily indicative of what the actual financial position or results of operations would have been had the Company completed the proposed transaction as of the beginning of the period presented, nor is it necessarily indicative of future results.  In the opinion of the Company’s management, the pro forma condensed consolidated financial statements include all significant necessary adjustments that can be factually supported to reflect the effects of the acquisition.

NORTHSTAR HEALTHCARE INCOME, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014
(Dollars in Thousands, Except Per Share Data)

	Historical(1)	Pro Forma Adjustments(2)	Pro Forma Griffin		Pro Forma
Revenues
Resident fee income	$10,591	$—	$—		$10,591
Rental income	4,149	7,305	—		11,454
Interest income	3,847	—	—		3,847
Total revenue	18,587	7,305	—		25,892

Expenses
Property operating expense	7,946	—	—		7,946
Interest expense	2,186	—	—		2,186
Transaction costs	3,354	—	—		3,354
Asset management and other fees-related party	6,471	—	—		6,471
General and administrative expenses	2,570	—	—		2,570
Depreciation and amortization	2,644	2,174	—		4,818
Total expenses	25,171	2,174	—		27,345

Income (loss) from operations	(6,584)	5,131	—		(1,453)

Equity in earnings (losses) of unconsolidated venture	(93)	1,190	(4,738)	(3)	(3,641)
Net income (loss)	(6,677)	6,321	(4,738)		(5,094)

Net (income) loss attributable to non-controlling interests	35	—	—		35
Net income (loss) attributable to NorthStar Healthcare Income, Inc. common stockholders	$(6,642)	$6,321	$(4,738)		$(5,059)

Net income (loss) per share of common stock, basic/diluted	$(0.23)				$(0.10)
Weighted average number of shares of common stock outstanding	29,342				48,288	(4)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

NORTHSTAR HEALTHCARE INCOME, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2013
(Dollars in Thousands, Except Per Share Data)

	Historical(1)	Pro Forma Adjustments(2)	Pro Forma Griffin		Pro Forma
Revenues
Rental income	$488	$10,623	$—		$11,111
Interest income	375	—	—		375
Resident fee income	38	2,462	—		2,500
Total revenue	901	13,085	—		13,986

Expenses
Property operating expense	24	1,092	—		1,116
Interest expense	98	534	—		632
Transaction costs	1,570	(309)	—		1,261
Asset management and other fees-related party	1,334	—	—		1,334
General and administrative expenses	312	872	—		1,184
Depreciation and amortization	132	3,576	—		3,708
Total expenses	3,470	5,765	—		9,235

Income (loss) from operations	(2,569)	7,320	—		4,751

Equity in earnings (losses) of unconsolidated venture	—	1,089	(19,937)	(3)	(18,848)
Net income (loss)	(2,569)	8,409	(19,937)		(14,097)

Net (income) loss attributable to non-controlling interests	10	14	—		24
Net income (loss) attributable to NorthStar Healthcare Income, Inc. common stockholders	$(2,559)	$8,423	$(19,937)		$(14,073)

Net income (loss) per share of common stock, basic/diluted	$(1.26)				$(0.22)
Weighted average number of shares of common stock outstanding	2,026				65,376	(4)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

NORTHSTAR HEALTHCARE INCOME, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2014
(Dollars in Thousands)

		Pro Forma
	Historical (5)	Griffin		Pro Forma
Assets
Cash	$91,635	$(17,177)	(6)	$74,458
Restricted cash	6,601	—		6,601
Operating real estate, net	260,293	—		260,293
Investment in and advances to unconsolidated venture	29,414	188,000	(7)	217,414
Real estate debt investments, net	146,403	—		146,403
Receivables, net	5,205	—		5,205
Deferred costs, net	2,691	—		2,691
Total assets	$542,242	$170,823		$713,065

Liabilities
Mortgage notes payable	$59,640	$—		$59,640
Due to related party	5,578	—		5,578
Escrow deposits payable	2,957	—		2,957
Distribution payable	2,857	—		2,857
Accounts payable and accrued expenses	2,044	—		2,044
Total liabilities	73,076	—		73,076

Equity
NorthStar Healthcare Income, Inc. Stockholders' Equity
Preferred stock, $0.01 par value; 50,000,000 shares authorized, no shares issued and outstanding as of September 30, 2014	—	—		—
Common stock, $0.01 par value; 400,000,000 shares authorized, 55,388,928 shares issued and outstanding as of September 30, 2014	554	189	(6)	743
Additional paid-in capital	492,657	170,634	(6)	663,291
Retained earnings (accumulated deficit)	(25,211)	—		(25,211)
Total NorthStar Healthcare Income, Inc. stockholders' equity	468,000	170,823		638,823
Non-controlling interests	1,166	—		1,166
Total equity	469,166	170,823		639,989
Total liabilities and equity	$542,242	$170,823		$713,065

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

NORHTSTAR HEALTHCARE INCOME, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1)	Represents the Company's condensed consolidated statement of operations for the nine months ended September 30, 2014 and the year ended December 31, 2013.

(2)	The following summarizes the pro forma adjustments related to the transactions (dollars in thousands):

Nine Months Ended September 30, 2014
	Formation Portfolio		Arbors Portfolio		Total
	Pro Forma Adjustments		Historical (ii)	Pro Forma Adjustments (iii)
Rental income	$—		$—	$7,305	$7,305
Resident fee income	—		21,378	(21,378)	—
Total other revenues	—		21,378	(14,073)	7,305

Interest expense	—		—	—	—
Property operating expense	—		14,745	(14,745)	—
Transaction costs	—		—	—	—
General and administrative expenses	—		477	(477)	—
Depreciation and amortization	—		1,324	850	2,174
Total expenses	—		16,546	(14,372)	2,174

Income (loss) from operations	—		4,832	299	5,131
Equity in earnings (losses) of unconsolidated venture	1,190	(i)	—	—	1,190
Net income (loss) attributable to NorthStar Healthcare Income Trust, Inc. common stockholders	$1,190		$4,832	$299	$6,321

Year Ended December 31, 2013
	Pinebrook			Formation Portfolio		Arbors Portfolio		Total
	Historical (iv)	Pro Forma Adjustments		Pro Forma Adjustments		Historical	Pro Forma Adjustments (iii)
Rental income	$—	$—		$—		$—	$10,623	$10,623
Resident fee income	1,875	587		—		30,203	(30,203)	2,462
Total other revenues	1,875	587		—		30,203	(19,580)	13,085

Interest expense	623	(89)	(v)	—		—	—	534
Property operating expense	837	255		—		21,148	(21,148)	1,092
Transaction costs	—	(309)	(vi)	—		—	—	(309)
General and administrative expenses	658	214		—		449	(449)	872
Depreciation and amortization	488	(73)	(vii)	—		1,842	1,319	3,576
Total expenses	2,606	(2)		—		23,439	(20,278)	5,765

Income (loss) from operations	(731)	589		—		6,764	698	7,320
Net (income) loss attributable to non-controlling interests	—	14	(viii)	—		—	—	14
Equity in earnings (losses) of unconsolidated venture	—	—		1,089	(ix)	—	—	1,089
Net income (loss) attributable to NorthStar Healthcare Income Trust, Inc. common stockholders	$(731)	$603		$1,089		$6,764	$698	$8,423

(i)
In May 2014, the Company, through a general partnership with a subsidiary of NorthStar Realty, entered into a joint venture with an affiliate of Formation Capital, LLC to acquire the Formation Portfolio. The Company contributed $23.4 million for an approximate 5.6% interest in the Formation Portfolio. For the period from January 1, 2014 to the acquisition date, the Formation Portfolio generated net income of $13.5 million of which $6.8 million was the impact of adjusting for the effects of the preliminary purchase price allocation of the Formation Portfolio and the removal of transaction costs. For the period from January 1, 2014 to the acquisition date, the Company’s proportionate interest in earnings from such investment was $1.2 million.

(ii)
In September 2014, the Company acquired a 570-unit portfolio of four senior living facilities located in Long Island, New York (the “Arbors Portfolio”) for a purchase price of $125.0 million, plus closing costs. The historical information represents the Arbors Portfolio unaudited results of operations for the period from January 1, 2014 to the acquisition date.

(iii)
The pro forma adjustments represent the acquisition of the Arbors Portfolio as if it had occurred on January 1, 2013 for the statement of operations for the nine months ended September 30, 2014 and for the year ended December 31, 2013. The pro forma adjustments include:

(1) the Arbors Portfolio’s contractual rent revenue for the nine months ended September 30, 2014 and year ended December 31, 2013 was $5.8 million and $8.5 million, respectively and the straight-line rent adjustment for the the nine months ended September 30, 2014 and year ended December 31, 2013 was $1.5 million and $2.1 million, respectively;

(2) the value allocated to building and furniture, fixtures and equipment is depreciated based on an estimated useful life of 40 and 10 years, respectively.

(iv)	Represents audited financial statements of Pinebrook, LLC for the year ended December 31, 2013. Pinebrook, LLC was acquired in December 2013.

(v)	Represents the net impact of the interest rate on new borrowings and amortization of deferred financing costs of $0.5 million for Pinebrook, LLC for the year ended December 31, 2013.

(vi)	Represents adjustments to exclude transaction costs incurred in connection with the transaction.

(vii)	Represents the decrease in depreciation and amortization expense based on the preliminary purchase price allocation for Pinebrook, LLC.

(viii)Represents the Company’s non-controlling interest allocation to the joint venture partner based on the terms of the joint venture agreement.

(ix) For the year ended December 31, 2013, the Formation Portfolio generated net income of $13.8 million. For the year ended December 31, 2013, the impact of adjusting for the effects of the preliminary purchase price allocation of the Formation Portfolio and the removal of transaction costs resulted in net income of $19.3 million. For the year ended December 31, 2013, the Company’s proportionate interest in earnings from such investment was $1.1 million.

(x) Represents audited financial statements of the Arbors Portfolio.

(3)
Pursuant to the Purchase Agreement, the Company acquired the Portfolio Interest for $188.0 million in cash, inclusive of its pro rata share of associated transaction costs, through the Partnership. For the nine months ended September 30,

2014 and year ended December 31, 2013, the Portfolio generated net loss of $33.7 million and $141.9 million, respectively after adjusting for the affects of the preliminary purchase price allocation of the Portfolio of the . For the nine months ended September 30, 2014 and the year ended December 31, 2013, the Company’s proportionate interest in losses from such investment was $4.7 million and $19.9 million, respectively.

(4)
Amount represents the weighted average number of shares of the Company’s common stock from the initial public offering, at $10.00 per share, required to generate sufficient offering proceeds, net of offering costs, to fund the purchase of the Portfolio Interest. The calculation assumes these proceeds were raised as of January 1, 2013.

(5)	Represents the Company’s condensed consolidated balance sheet as of September 30, 2014.

(6)
The Company issued 18.9 million shares and raised $170.6 million in net offering proceeds for the period from September 30, 2014 through December 3, 2014 and used $188.0 million to fund the purchase of the Portfolio Interest.